EXHIBIT 99.1

INVESTVIEW (OTCQB:INVU) TO HOLD LIVE WEBINAR TO REVIEW ITS RECENTLY ANNOUNCED EXCHANGE OFFER FOR PREFERRED STOCK

Eatontown, New Jersey – Investview Corporation (OTCQB: INVU) will be holding a live webinar to review the details of its Exchange Offer announced on October 8th, 2019

(https://www.globenewswire.com/news-release/2019/10/08/1926484/0/en/Investview-Announces-Strategic-Initiatives-Including-an-Exchange-Offer-for-Preferred-Stock.html)

The webinar will be held on:

EXCHANGE OFFER FOR PREFERRED STOCK OVERVIEW

WEDNESDAY

OCTOBER 23rd, 2019

4:30 PM Eastern

To register for the webinar please visit:

https://attendee.gotowebinar.com/register/6398592926937375243

The Company has prepared the live presentation to provide information and detail on the offering to all current and potential shareholders. All current shareholders should attend along with the general public who may have an interest in the Company and its Exchange Offer.

For more information and to review recent announcements, please visit investview.com

About Investview, Inc.

Investview, Inc. is a diversified technology company leveraging the latest innovations in technology for financial education, services and interactive tools. Investview’s family of subsidiaries focus on delivering products that serve individuals around the world. From personal money management, to advancement in blockchain technologies, Investview companies are forging a path for individuals to take advantage of financial and technical innovations. For more information on Investview and all of its wholly owned subsidiaries please visit: investview.com

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements”. When the words “believes,” “expects,” “plans,” “projects,” “estimates,” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on Management’s current beliefs and assumptions and information currently available to Management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Information concerning factors that could cause our actual results to differ materially from these forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events.

Investor Contact:

pr@investview.com